SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2003

PMA Capital Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-22761 (Commission File Number)	23-2217932 (IRS Employer Identification No.)

1735 Market Street, Suite 2800 Philadelphia, Pennsylvania (Address of principal executive offices)	19103-7590 (Zip Code)

Registrant's telephone number, including area code:

(215) 665-5046

Not Applicable
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

        On April 2 , 2003, the Audit Committee of our Board of Directors met and decided to dismiss PricewaterhouseCoopers LLP (PwC), as our independent auditors.

        PwC’s report on our consolidated financial statements as of and for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the year ended December 31, 2001, there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K) between us and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

        During the year ended December 31, 2002 and through April 2, 2003, there was a difference of opinion between us and PwC related to the reasonableness of the recorded liability for unpaid losses and loss adjustment expenses (“LAE”) of PMA Re, our reinsurance operations, at December 31, 2002, which is deemed a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K). However, this disagreement was resolved to the satisfaction of PwC prior to the release of our 2002 earnings included in our current report on Form 8-K dated February 5, 2003. In the course of PMA Re's routine year-end reserve study, its actuaries determined during the fourth quarter that PMA Re’s reserves needed to be increased. PwC and we differed on the amount of the reserve increase. The difference was resolved by PMA Re increasing its unpaid loss and LAE reserves by $28 million above management’s initial estimate. This contributed to a fourth quarter 2002 increase of $86 million in PMA Re’s unpaid loss and LAE reserves at December 31, 2002 for prior accident years. The Company’s unpaid loss and LAE reserves were $2.45 billion at December 31, 2002. For further information regarding the increase in loss reserves and its impact on our financial condition and results of operations, please see “Item 1. Business — Loss Reserves,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — PMA Re” and Note 4 to our Consolidated Financial Statements, all included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

        There have been no ‘reportable events’ (as that term is used in Item 304(a)(1)(v) of Regulation S-K) during our last two fiscal years and through April 2, 2003.

        We provided PwC with a copy of this report and requested that PwC furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with our statements made in this report. Attached as Exhibit 16 is a letter from PwC, dated April 3, 2003, stating that PwC agrees with the disclosures made in this Item.

        On April 2, 2003, our Audit Committee of the Board of Directors notified Deloitte & Touche LLP that we intend to engage them as our independent auditors effective April 2, 2003. We have authorized PwC to respond fully to the inquiries of Deloitte & Touche LLP concerning the subject matter of the above-referenced disagreement.

        During our two most recent fiscal years and through April 2, 2003, neither we nor anyone on our behalf, consulted Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, regarding the type of audit opinion that might be rendered on our financial statements or regarding ‘disagreements’ (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) or any ‘reportable events’ (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 7. Financial Statements and Exhibits.

        (c) The Exhibit Index on Page E-1 is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMA Capital Corporation

Date: April 3, 2003	By: /s/ William E. Hitselberger
William E. Hitselberger
Senior Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit Number	Description	Method of Filing

16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 3, 2003	Filed herewith

E-1